SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  March 12, 2004
                                                           --------------


                                  INFORTE CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                    000-29239               36-3909334
          --------                    ---------               ----------
(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)               File No.)          Identification No.)


150 North Michigan Avenue, Suite 3400
Chicago, Illinois                                               60601
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number including area code:   (312) 540-0900


          (Former name or former address, if changed since last report)




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Item 2.           Acquisition or Disposition of Assets

         On March 12, 2004, Inforte Corp., a Delaware corporation ("Inforte"), completed the acquisition of Compendit, Inc., a Delaware corporation ("Compendit"), pursuant to the terms of an Agreement of Merger (the "Merger Agreement"), dated March 4, 2004 among Inforte; INFC Acquisition Corp., a wholly owned subsidiary of Inforte; Compendit; and Kevin McDonald, as stockholder representative.

         Effective March 12, 2004, INFC Acquisition Corp. merged with and into Compendit. with Compendit surviving the merger as a wholly owned subsidiary of Inforte. All outstanding shares of Compendit stock were converted into the right to receive cash based on an initial aggregate cash payment at closing of $5.5 million, with an additional aggregate cash payment of up to $500,000 payable after the closing based on a closing statement calculation, and a right to receive an additional aggregate amount of up to $6.3 million payable in cash in 2005 and 2006 as an earn-out based on 2004 performance.

         The initial closing payment was made out of Inforte's cash reserves. It is expected that any additional cash payments of merger consideration under the Merger Agreement will also be paid out of Inforte's cash reserves.

         A copy of the Merger Agreement is incorporated herein by reference and is included as Exhibit 2.1. Financial information regarding Compendit and proforma financial information giving effect to the acquisition required to be filed under Item 2 of Form 8-K will be included in a subsequent amendment to this Current Report Form 8-K.

         Compendit offers Business Intelligence services that allow SAP customers to strategically analyze information and forecast for optimized operations, better customer service and improved bottom-lined performance, by leveraging SAP BW by applying analytic solutions and innovative technologies, such as portals across the enterprise and in specific business areas such as Customer Relationship Management and Supply Chain Management. Founded in 1999, Compendit is headquartered in Chicago, Illinois, with an office location in Germany.


Item 7.           Financial Statements and Exhibits

(c)      Exhibits

2.1 Agreement of Merger, dated as of March 4, 2004 among Inforte, INFC Acquisition Corp., Compendit, and Kevin McDonald, as Stockholder Representative.



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INFORTE CORP.


March 12, 2004                          By:   /s/ Nick Heyes
                                           -------------------------------------
                                              Nick Heyes
                                              Chief Financial Officer












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